Exhibit 10.59.3

AMENDMENT TWO
TO THE
COCA-COLA REFRESHMENTS SUPPLEMENTAL PENSION PLAN

WHEREAS, Coca-Cola Refreshments USA, Inc. sponsors the Coca-Cola Refreshments Supplemental Pension Plan (the “Plan”);
WHEREAS, The Coca-Cola Company Benefits Committee (“Benefits Committee”) is authorized to amend the Plan; and
NOW THEREFORE, the Plan is hereby amended as follows, effective December 31, 2012:
1.
The following section shall be added immediately prior to “Article One, Introduction and Purpose”:

PREFACE

“Prior to January 1, 2013, The Coca-Cola Company or its subsidiaries maintained, among others, the following three pension plans: The Coca-Cola Company Cash Balance Pension Plan (“Pre-2013 Cash Balance Plan”), The Coca-Cola Company Pension Plan (the “KO Prior Pension Plan”) and the Coca-Cola Refreshments Employees' Pension Plan (the “CCR Prior Pension Plan”). Effective January 1, 2013, the KO Prior Pension Plan and the CCR Prior Pension Plan were merged into the Pre-2013 Cash Balance Plan which was renamed as The Coca-Cola Company Pension Plan. This Coca-Cola Refreshments Supplemental Pension Plan is intended to cover Employees who were participating in the CCR Prior Plan on December 31, 2012, who accrue pension benefits using the formula previously set forth in the CCR Prior Pension Plan, reflected in Schedule Two of the Basic Plan Document, as that term is defined in The Coca-Cola Company Pension Plan.”

2.
The definition of “Eligible Employee” shall be deleted and replaced with the following definition:
“Eligible Employee” means an Employee who is eligible for the Pension Plan, who was participating in the CCR Prior Plan on December 31, 2012, who accrues pension benefits using the formula previously set forth in the CCR Prior Pension Plan, reflected in Schedule Two of the Basic Plan Document, as that term is defined in Pension Plan, and i) whose benefits under the Pension Plan are limited by the limitations set forth in Code Sections 401(a)(17) or 415 or (ii) who defers compensation under the Supplemental MESIP and/or The Coca-Cola Company Deferred Compensation Plan and, solely on account of such deferrals, the Employee's benefit under the Pension Plan is limited. Notwithstanding the foregoing, for periods before January 1, 2012, an Employee who participates in the Executive Pension Plan shall cease to be an Eligible Employee as of the effective date of such participation.”
3.
The definition of “Pension Plan” shall be deleted and replaced with the following definition:

“Pension Plan” shall mean The Coca-Cola Company Pension Plan.”
4.

Section 3.1 shall be deleted and replaced with the following language:

“3.1.    Initial Participation. An Employee shall become a Participant in the Plan on the later of the date on which he becomes an Eligible Employee, provided that, for periods before January 1, 2012, he is not an eligible employee under the Executive Pension Plan. An individual who was an eligible employee participating in the Executive Pension Plan on December 31, 2011 will become a Participant in this Plan as of January 1, 2012, subject to satisfying the definition of “Eligible Employee” under this Plan.”

IN WITNESS WHEREOF, the Benefits Committee has caused this Amendment to be signed by its duly authorized member as of this 6th day of December 2012.

THE COCA-COLA COMPANY
BENEFITS COMMITTEE

/s/ Sue Fleming
Sue Fleming
Benefits Committee Chairperson